EXHIBIT 99.1

Varonis Announces Second Quarter 2023 Financial Results

Annual recurring revenues grew 17% year-over-year
58% SaaS mix of new business and upsell ARR in the second quarter
Year-to-date cash from operations generated $42.6 million vs. $10.1 million last year
Year-to-date free cash flow generated $40.0 million vs. $3.9 million last year

NEW YORK, July 31, 2023 (GLOBE NEWSWIRE) -- Varonis Systems, Inc. (Nasdaq: VRNS), a leader in data security, today announced financial results for the second quarter ended June 30, 2023.

Yaki Faitelson, Varonis CEO, said, "Our second quarter results reflect the strong adoption of Varonis SaaS, and provide further validation that our transition to SaaS is well-received by our customers and sales force worldwide. The acceptance of SaaS is progressing at a rapid pace with approximately 10% of our total ARR coming from SaaS today, which is benefiting our ARR performance and cash flow generation, despite the company facing continued macro headwinds.”

Guy Melamed, Varonis CFO & COO, added, “The momentum of Varonis SaaS, reflected by our second quarter SaaS mix of 58% versus our guidance of 35% as well as the significant increase in existing customer conversions, generated meaningful improvements to our three north stars during this transition, which are ARR, free cash flow and ARR contribution margin. That gives us the confidence to raise our guidance for full-year ARR, SaaS mix, and free cash flow."

Financial Summary for the Second Quarter Ended June 30, 2023

  Total revenues were $115.4 million, compared with $111.4 million in the second quarter of 2022.
  Subscription revenues were $91.1 million, compared with $84.4 million in the second quarter of 2022.
  Maintenance and services revenues were $24.3 million, compared with $27.1 million in the second quarter of 2022.
  GAAP operating loss was ($39.7) million, compared to GAAP operating loss of ($37.6) million in the second quarter of 2022.
  Non-GAAP operating income was $0.9 million, compared to non-GAAP operating income of $1.7 million in the second quarter of 2022.

The tables at the end of this press release include a reconciliation of GAAP operating income (loss) to non-GAAP operating income (loss) and GAAP net income (loss) to non-GAAP net income (loss) for the three and six months ended June 30, 2023 and 2022. An explanation of these measures is included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

Key Performance Indicators and Recent Business Highlights

  Annual recurring revenues, or ARR, were $497.0 million as of the end of the second quarter, up 17% year-over-year.
  As of June 30, 2023, the Company had $753.8 million in cash and cash equivalents, short term deposits and marketable securities.
  During the six months ended June 30, 2023, the Company generated $42.6 million of cash from operations, compared to $10.1 million generated in the prior year period.
  During the six months ended June 30, 2023, the Company generated $40.0 million of free cash flow, compared to $3.9 million generated in the prior year period.
  Announced third-party application risk management to give security teams centralized visibility and control over apps with access to their corporate cloud data.
  Opened first Australian data center to support customers moving to Varonis SaaS.

An explanation of ARR is included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators." In addition, the tables at the end of this press release include a reconciliation of net cash provided by operating activities to non-GAAP free cash flow. An explanation of this measure is also included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

Financial Outlook

Within our outlook, we are increasing our expectation for our SaaS mix from 35% previously and now expect that SaaS will represent 50% of new business and upsell ARR for the full year ended 2023 and we expect the mix to be 45% in the third quarter.

For the third quarter of 2023, the Company expects:

  Revenues of $123.5 million to $127.0 million, or year-over-year growth of 0% to 3%.
  Non-GAAP operating income of $1.0 million to $2.0 million.
  Non-GAAP net income per diluted share in the range of $0.02 to $0.03, based on 127.1 million diluted shares outstanding.

For full year 2023, the Company now expects:

  ARR of $529.0 million to $535.0 million, or year-over-year growth of 14% to 15%.
  Free cash flow of $40.0 million to $45.0 million.
  Revenues of $497.0 million to $503.0 million, or year-over-year growth of 5% to 6%.
  Non-GAAP operating income of $19.0 million to $22.0 million.
  Non-GAAP net income per diluted share in the range of $0.21 to $0.23, based on 126.8 million diluted shares outstanding.

Actual results may differ materially from the Company’s Financial Outlook as a result of, among other things, the factors described below under “Forward-Looking Statements”.

Conference Call and Webcast
Varonis will host a conference call today, Monday, July 31, 2023, at 4:30 p.m. Eastern Time, to discuss the Company's second quarter ended 2023 financial results. To access this call, dial 877-425-9470 (domestic) or 201-389-0878 (international). The passcode is 13740080. A replay of this conference call will be available through August 7, 2023 at 844-512-2921 (domestic) or 412-317-6671 (international). The replay passcode is 13740080. A live webcast of this conference call will be available on the "Investors" page of the Company's website (www.varonis.com), and a replay will be archived on the website as well.

Non-GAAP Financial Measures and Key Performance Indicators
Varonis believes that the use of non-GAAP operating income (loss) and non-GAAP net income (loss) is helpful to our investors. These measures, which the Company refers to as our non-GAAP financial measures, are not prepared in accordance with GAAP.

Non-GAAP operating income (loss) is calculated as operating income (loss) excluding (i) stock-based compensation expense, (ii) payroll tax expense related to stock-based compensation, and (iii) amortization of acquired intangible assets and acquisition-related expenses.

Non-GAAP net income (loss) is calculated as net income (loss) excluding (i) stock-based compensation expense, (ii) payroll tax expense related to stock-based compensation, (iii) amortization of acquired intangible assets and acquisition-related expenses, (iv) foreign exchange gains (losses) which include exchange rate differences on lease contracts as a result of the implementation of ASC 842 and (v) amortization of debt issuance costs.

The Company believes that the exclusion of these expenses provides a more meaningful comparison of our operational performance from period to period and offers investors and management greater visibility to the underlying performance of our business. Specifically:

  Stock-based compensation expenses utilize varying available valuation methodologies, subjective assumptions and a variety of equity instruments that can impact a company's non-cash expenses;
  Payroll taxes are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, factors which may vary from period to period;
  Acquired intangible assets are valued at the time of acquisition and are amortized over an estimated useful life after the acquisition, and acquisition-related expenses are unrelated to current operations and neither are comparable to the prior period nor predictive of future results;
  The Company incurs foreign exchange gains or losses from the revaluation of its significant operating lease liabilities in foreign currencies as well as other assets and liabilities denominated in non-U.S. dollars, which may vary from period to period; and
  Amortization of debt issuance costs, which relate to the Company’s convertible senior notes issued in 2020, is a non-cash item.

Free cash flow is calculated as net cash provided by or used in operating activities less purchases of property and equipment. We believe that free cash flow is a useful indicator of liquidity that provides information to management and investors about the amount of cash provided by or used in our operations that, after the investments in property and equipment, can be used for strategic initiatives.

Each of our non-GAAP financial measures is an important tool for financial and operational decision making and for evaluating our own operating results over different periods of time. The non-GAAP financial measures do not represent our financial performance under U.S. GAAP and should not be considered as alternatives to operating income (loss) or net income (loss) or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense and payroll tax expense related to stock-based compensation have been, and will continue to be for the foreseeable future, significant recurring expenses in our business and an important part of the compensation provided to our employees. Also, the amortization of intangible assets are expected recurring expenses over the estimated useful life of the underlying intangible asset and acquisition-related expenses will be incurred to the extent acquisitions are made in the future. Additionally, foreign exchange rates may fluctuate from one period to another, and the Company does not estimate movements in foreign currencies. Finally, the amortization of debt issuance costs are expected recurring expenses until the maturity of the senior notes in 2025.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Varonis urges investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measures to evaluate our business.

A reconciliation for non-GAAP operating income (loss) and non-GAAP net income (loss) referred to in our “Financial Outlook” is not provided because, as forward-looking statements, such reconciliation is not available without unreasonable effort due to the high variability, complexity, and difficulty of estimating certain items such as charges to stock-based compensation expense and currency fluctuations which could have an impact on our consolidated results. The Company believes the information provided is useful to investors because it can be considered in the context of the Company’s historical disclosures of this measure.

ARR is a key performance indicator defined as the annualized value of active term-based subscription license contracts, maintenance contracts and SaaS contracts in effect at the end of that period. Subscription license contracts, maintenance contracts and SaaS contracts are annualized by dividing the total contract value by the number of days in the term and multiplying the result by 365. The annualized value of contracts is a legal and contractual determination made by assessing the contractual terms with our customers. The annualized value of maintenance contracts is not determined by reference to historical revenues, deferred revenues or any other GAAP financial measure over any period. ARR is not a forecast of future revenues, which can be impacted by contract start and end dates and renewal rates.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the Company's growth rate and its expectations regarding future revenues, operating income or loss or earnings or loss per share. These statements are not guarantees of future performance but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: the impact of potential information technology, cybersecurity or data security breaches; risks associated with anticipated growth in Varonis’ addressable market; general economic and industry conditions, such as foreign currency exchange rate fluctuations and expenditure trends for data and cybersecurity solutions; Varonis’ ability to predict the timing and rate of subscription renewals and their impact on the Company’s future revenues and operating results; the impact of the COVID-19 global pandemic and global conflicts on the budgets of our clients and on economic conditions generally; competitive factors, including increased sales cycle time, changes in the competitive environment, pricing changes and increased competition; the risk that Varonis may not be able to attract or retain employees, including sales personnel and engineers; Varonis’ ability to build and expand its direct sales efforts and reseller distribution channels; risks associated with the closing of large transactions, including Varonis’ ability to close large transactions consistently on a quarterly basis; new product introductions and Varonis’ ability to develop and deliver innovative products; risks associated with international operations; Varonis’ ability to provide high-quality service and support offerings; the expansion of cloud-delivered services; and risks associated with our convertible notes and capped-call transaction. These and other important risk factors are described more fully in Varonis’ reports and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof, and Varonis undertakes no duty to update or revise this information, whether as a result of new information, new developments or otherwise, except as required by law.

About Varonis

Varonis is a leader in data security, fighting a different battle than conventional cybersecurity companies. Varonis focuses on protecting enterprise data: sensitive files and emails; confidential customer, patient, and employee data; financial records; strategic and product plans; and other intellectual property. The Varonis Data Security Platform detects cyber threats from both internal and external actors by analyzing data, account activity, and user behavior; prevents and limits disaster by locking down sensitive and stale data; and efficiently sustains a secure state with automation. Varonis products address additional important use cases including data protection, data governance, Zero Trust, compliance, data privacy, classification, and threat detection and response. Varonis started operations in 2005 and has customers spanning leading firms in the financial services, public, healthcare, industrial, insurance, technology, consumer and retail, energy and utilities, construction and engineering, and education sectors.

To find out more about Varonis, visit www.varonis.com

Investor Relations Contact:
Tim Perz
Varonis Systems, Inc.
646-640-2112
investors@varonis.com

News Media Contact:
Rachel Hunt
Varonis Systems, Inc.
877-292-8767 (ext. 1598)
pr@varonis.com

Varonis Systems, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except for share and per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	Unaudited		Unaudited
Revenues:
Subscriptions	$91,090	$84,380	$174,064	$153,365
Maintenance and services	24,328	27,068	48,689	54,344
Total revenues	115,418	111,448	222,753	207,709

Cost of revenues	17,386	17,799	35,023	35,608

Gross profit	98,032	93,649	187,730	172,101

Operating expenses:
Research and development	46,144	44,815	90,876	88,385
Sales and marketing	70,321	68,714	138,714	133,501
General and administrative	21,283	17,688	40,972	35,868
Total operating expenses	137,748	131,217	270,562	257,754

Operating loss	(39,716)	(37,568)	(82,832)	(85,653)
Financial income, net	8,465	2,976	16,238	3,712

Loss before income taxes	(31,251)	(34,592)	(66,594)	(81,941)
Income taxes	(7,446)	(1,698)	(10,407)	(3,112)

Net loss	$(38,697)	$(36,290)	$(77,001)	$(85,053)

Net loss per share of common stock, basic and diluted	$(0.35)	$(0.33)	$(0.71)	$(0.78)

Weighted average number of shares used in computing net loss per share of common stock, basic and diluted	109,740,289	109,675,310	109,063,722	108,951,717

Stock-based compensation expense for the three and six months ended June 30, 2023 and 2022 is included in the Condensed Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	Unaudited		Unaudited
Cost of revenues	$2,030	$3,015	$4,530	$6,102
Research and development	13,634	13,638	26,157	26,238
Sales and marketing	13,898	13,568	26,660	26,664
General and administrative	9,822	7,537	17,848	14,752
	$39,384	$37,758	$75,195	$73,756

Payroll tax expense related to stock-based compensation for the three and six months ended June 30, 2023 and 2022 is included in the Condensed Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	Unaudited		Unaudited
Cost of revenues	$75	$90	$361	$528
Research and development	50	32	157	121
Sales and marketing	277	331	1,698	2,403
General and administrative	51	46	468	668
	$453	$499	$2,684	$3,720

Amortization of acquired intangibles and acquisition-related expenses for the three and six months ended June 30, 2023 and 2022 is included in the Condensed Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	Unaudited		Unaudited
Cost of revenues	$381	$381	$762	$762
Research and development	411	590	823	1,179
Sales and marketing	—	—	—	—
General and administrative	—	—	—	—
	$792	$971	$1,585	$1,941

Varonis Systems, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
	June 30, 2023	December 31, 2022
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$399,196	$367,800
Marketable securities	277,419	236,338
Short-term deposits	77,139	128,350
Trade receivables, net	103,668	135,979
Prepaid expenses and other current assets	47,902	37,190
Total current assets	905,324	905,657
Long-term assets:
Operating lease right-of-use asset	53,919	56,772
Property and equipment, net	36,602	39,043
Intangible assets, net	2,025	2,788
Goodwill	23,135	23,135
Other assets	15,888	16,337
Total long-term assets	131,569	138,075
Total assets	$1,036,893	$1,043,732

Liabilities and stockholders’ equity
Current liabilities:
Trade payables	$680	$2,962
Accrued expenses and other short-term liabilities	123,343	115,231
Deferred revenues	130,727	110,550
Total current liabilities	254,750	228,743
Long-term liabilities:
Convertible senior notes, net	249,716	248,963
Operating lease liability	53,565	57,627
Deferred revenues	648	1,503
Other liabilities	7,505	4,771
Total long-term liabilities	311,434	312,864

Stockholders’ equity:
Share capital
Common stock	110	108
Accumulated other comprehensive loss	(18,019)	(9,557)
Additional paid-in capital	1,109,093	1,055,048
Accumulated deficit	(620,475)	(543,474)
Total stockholders’ equity	470,709	502,125
Total liabilities and stockholders’ equity	$1,036,893	$1,043,732

Varonis Systems, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
	Six Months Ended June 30,
	2023	2022
	Unaudited
Cash flows from operating activities:
Net loss	$(77,001)	$(85,053)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,807	5,177
Stock-based compensation	75,196	73,756
Amortization of deferred commissions	12,524	11,886
Noncash operating lease costs	4,731	4,646
Amortization of debt issuance costs	754	740
Amortization of premium and accretion of discount on marketable securities	(2,724)	—

Changes in assets and liabilities:
Trade receivables	32,311	33,250
Prepaid expenses and other current assets	(10,065)	(3,241)
Deferred commissions	(12,423)	(13,895)
Other long-term assets	(447)	1,094
Trade payables	(2,282)	(567)
Accrued expenses and other short-term liabilities	(5,799)	(12,463)
Deferred revenues	19,322	(6,141)
Other long-term liabilities	2,732	886
Net cash provided by operating activities	42,636	10,075

Cash flows from investing activities:
Proceeds from sales and maturities of marketable securities	20,850	—
Investment in marketable securities	(59,698)	(28,735)
Proceeds from short-term and long-term deposits	162,012	1,850
Investment in short-term and long-term deposits	(110,652)	(6,930)
Purchases of property and equipment	(2,603)	(6,134)
Net cash provided by (used in) investing activities	9,909	(39,949)

Cash flows from financing activities:
Proceeds from employee stock plans	5,889	6,116
Taxes paid related to net share settlement of equity awards	(19,439)	(28,831)
Repurchase of common stock	(7,599)	—
Net cash used in financing activities	(21,149)	(22,715)
Increase (decrease) in cash and cash equivalents	31,396	(52,589)
Cash and cash equivalents at beginning of period	367,800	805,761
Cash and cash equivalents at end of period	$399,196	$753,172

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in thousands, except share and per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	Unaudited		Unaudited
Reconciliation to non-GAAP operating income (loss):

GAAP operating loss	$(39,716)	$(37,568)	$(82,832)	$(85,653)

Add back:
Stock-based compensation expense	39,384	37,758	75,195	73,756
Payroll tax expenses related to stock-based compensation	453	499	2,684	3,720
Amortization of acquired intangible assets and acquisition-related expenses	792	971	1,585	1,941
Non-GAAP operating income (loss)	$913	$1,660	$(3,368)	$(6,236)

Reconciliation to non-GAAP net income (loss):

GAAP net loss	$(38,697)	$(36,290)	$(77,001)	$(85,053)

Add back:
Stock-based compensation expense	39,384	37,758	75,195	73,756
Payroll tax expenses related to stock-based compensation	453	499	2,684	3,720
Amortization of acquired intangible assets and acquisition-related expenses	792	971	1,585	1,941
Foreign exchange rate differences, net	(1,220)	(3,415)	(2,204)	(5,378)
Amortization of debt issuance costs	378	371	754	740
Non-GAAP net income (loss)	$1,090	$(106)	$1,013	$(10,274)

GAAP weighted average number of shares used in computing net loss per share of common stock - basic and diluted	109,740,289	109,675,310	109,063,722	108,951,717
Non-GAAP weighted average number of shares used in computing net income (loss) per share of common stock - basic	109,740,289	109,675,310	109,063,722	108,951,717
Non-GAAP weighted average number of shares used in computing net income (loss) per share of common stock - diluted	127,294,881	109,675,310	126,753,984	108,951,717

GAAP net loss per share of common stock - basic and diluted	$(0.35)	$(0.33)	$(0.71)	$(0.78)
Non-GAAP net income (loss) per share of common stock - basic	$0.01	$—	$0.01	$(0.09)
Non-GAAP net income (loss) per share of common stock - diluted	$0.01	$—	$0.01	$(0.09)

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in millions)

	Six Months Ended June 30,
	2023	2022
	Unaudited
Reconciliation to non-GAAP free cash flow:
Net cash provided by operating activities	$42.64	$10.08
Purchases of property and equipment	(2.60)	(6.13)
Free cash flow	$40.04	$3.95

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in millions)

	Twelve Months Ended December 31, 2023
	Low	High
Reconciliation to non-GAAP free cash flow:
Net cash provided by operating activities	$48.0	$55.0
Purchases of property and equipment	(8.0)	(10.0)
Free cash flow	$40.0	$45.0